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                          THIRD SUPPLEMENTAL INDENTURE


                                     BETWEEN


                           TRANSOCEAN SEDCO FOREX INC.


                                       AND


                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION






                               ------------------




                                  MAY 24, 2000






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                                TABLE OF CONTENTS



                                   ARTICLE ONE

                               THE 2020 DEBENTURES

SECTION 101          Designation of 2020 Debentures; Establishment of Form........................................2
SECTION 102          Amount.......................................................................................3
SECTION 103          Accrual of Original Issue Discount; Interest.................................................3
SECTION 104          Additional Amounts...........................................................................3
SECTION 105          Denominations................................................................................3
SECTION 106          Place of Payment.............................................................................3
SECTION 107          Redemption...................................................................................4
SECTION 108          Conversion...................................................................................4
SECTION 109          Maturity.....................................................................................4
SECTION 110          Repurchase...................................................................................4
SECTION 111          Amount Due Upon Event of Default.............................................................4
SECTION 112          Discharge of Liability on 2020 Debentures....................................................5
SECTION 113          Other Terms of 2020 Debentures...............................................................5

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

SECTION 201          Definitions..................................................................................5
SECTION 202          Registration, Registration of Transfer and Exchange..........................................8
SECTION 203          Mutilated, Destroyed, Lost and Stolen Securities.............................................9
SECTION 204          Payment of Interest; Interest Rights Preserved...............................................9
SECTION 205          Unconditional Right of Holders to Receive Principal, Premium and
                     Interest....................................................................................10
SECTION 206          Consolidation, Merger and Sale..............................................................10
SECTION 207          Supplemental Indentures Without Consent of Holders..........................................10
SECTION 208          Supplemental Indenture with Consent of Holder...............................................10
SECTION 209          Maintenance of Office or Agency.............................................................10
SECTION 210          Redemption..................................................................................11
SECTION 211          Conversion, Tax Event, Repurchase...........................................................17
SECTION 212          Amendment to Events of Default..............................................................41

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                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

SECTION 301          Integral Part...............................................................................42
SECTION 302          General Definitions.........................................................................42
SECTION 303          Adoption, Ratification and Confirmation.....................................................42
SECTION 304          Counterparts................................................................................42
SECTION 305          Governing Law...............................................................................42



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                           TRANSOCEAN SEDCO FOREX INC.

                          THIRD SUPPLEMENTAL INDENTURE

         THIS THIRD SUPPLEMENTAL INDENTURE, dated as of May 24, 2000, between Transocean Sedco Forex Inc. (formerly, Transocean Offshore Inc.), a Cayman Islands exempted company limited by shares (the "Company"), and Chase Bank of Texas, National Association (formerly, Texas Commerce Bank National Association) (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 15, 1997 (as supplemented by the First Supplemental Indenture thereto dated as of April 15, 1997, the Second Supplemental Indenture thereto dated as of May 14, 1999 and this Third Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities;

         WHEREAS, Section 901(5) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

         WHEREAS, Section 901(8) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to make provision with respect to matters or questions arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect;

         WHEREAS, Sections 901(2) and 901(3) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

         WHEREAS, Section 301 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

         WHEREAS, the Company desires to issue Zero Coupon Convertible Debentures due May 24, 2020 (the "2020 Debentures"), a new series of Security the issuance of which was authorized by resolution of the Board of Directors of the Company;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Third Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the 2020 Debentures in certain respects; and

         WHEREAS, all things necessary have been done to make the 2020 Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

                                   ARTICLE ONE

                               THE 2020 DEBENTURES

SECTION 101 Designation of 2020 Debentures; Establishment of Form.

         There shall be a series of Securities designated "Zero Coupon Convertible Subordinated Debentures Due May 24, 2020" of the Company (the "2020 Debentures"), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Third Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2020 Debentures, as evidenced by their execution of the 2020 Debentures.

         The 2020 Debentures will initially be issued in permanent global form, substantially in the form set forth in Annex A hereto (the "Global Securities"), as a Book-Entry Security. Each Global Security shall represent such of the Outstanding 2020 Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding 2020 Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding 2020 Debentures represented thereby may from time to time be reduced to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding 2020 Debentures represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having the beneficial interest in the Global Security.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Trustee to act as Paying Agent and Conversion Agent with respect to the 2020 Debentures.


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
SECTION 102 Amount.

                  (a) The Trustee shall authenticate and deliver 2020 Debentures for original issue in an aggregate Principal Amount of up to $865,000,000 upon Company Order for the authentication and delivery of 2020 Debentures, without any further action by the Company. The aggregate Principal Amount of 2020 Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for 2020 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2020 Debentures pursuant to Section 204, 304, 305, 306, 906 or 1107 of the Indenture.

                  (b) The Company may not issue new 2020 Debentures to replace 2020 Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Fourteen.

SECTION 103 Accrual of Original Issue Discount; Interest.

         The 2020 Debentures shall be Original Issue Discount Securities. Original Issue Discount shall accrue with respect to the 2020 Debentures at the rate set forth under the caption "Interest" in the 2020 Debentures, commencing on the Issue Date of the 2020 Debentures. Except as provided under the caption "Tax Event" in the 2020 Debentures and in Article Sixteen, there shall be no periodic payments of interest on the 2020 Debentures.

SECTION 104 Additional Amounts.

         Additional Amounts with respect to the 2020 Debentures shall be payable in accordance with the provisions and in the amounts set forth under the caption "Tax Additional Amounts" in the 2020 Debentures and in accordance with the provisions of the Indenture.

SECTION 105 Denominations.

         The 2020 Debentures shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount or any integral multiple thereof.

SECTION 106 Place of Payment.

         The Place of Payment for the 2020 Debentures and the place or places where the 2020 Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the 2020 Debentures is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).


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SECTION 107 Redemption.

                  (a) There shall be no sinking fund for the retirement of the 2020 Debentures.

                  (b) The Company, at its option, may redeem the 2020 Debentures in accordance with the provisions of and at the Redemption Prices set forth under the captions "Optional Redemption" and "Notice of Redemption" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven.

                  (c) The Company, at the option of the Holders thereof, shall redeem the 2020 Debentures in accordance with the provisions of and at the Change in Control Purchase Prices set forth under the caption "Purchase of Securities at Option of Holder Upon a Change in Control" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven.

SECTION 108 Conversion.

         The 2020 Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Fourteen.

SECTION 109 Maturity.

         The date on which the principal of the 2020 Debentures is payable, unless accelerated pursuant to the Indenture, shall be May 24, 2020.

SECTION 110 Repurchase.

         The 2020 Debentures shall be repurchased by the Company in accordance with the provisions and at the Repurchase Prices set forth under the caption "Repurchase by the Company at the Option of the Holder" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Fifteen.

SECTION 111 Amount Due Upon Event of Default.

         If an Event of Default with respect to any 2020 Debentures that are at the time Outstanding occurs and is continuing, then in accordance with Section 502, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of (i) the 2020 Debentures (in the case of an Event of Default described in clause (1), (2), (3) or (7) of Section 501) or (ii) all series of Securities (subject to the immediately following sentence, in the case of an Event of Default described in clause (4) of Section 501) may declare all unpaid Issue Price plus accrued Original Issue Discount and Tax Additional Amounts through the acceleration date, if any (or, if the 2020 Debentures have been converted to interest-bearing 2020 Debentures pursuant to Section 1601, the


                                        4

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Restated Principal Amount plus accrued and unpaid interest and Tax Additional
Amounts, if any, from the date of conversion to the acceleration date) (which applicable amount, in either case, shall be deemed to be the "portion of the principal amount" specified in the terms of the 2020 Debentures) of all of the 2020 Debentures or all series, as the case may be, to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such specified amount shall become immediately due and payable. If an Event of Default described in clause (5) or
(6) of Section 501 shall occur, such specified amount of all Outstanding 2020 Debentures ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 112 Discharge of Liability on 2020 Debentures.

         Section 403 of the Indenture shall be applicable to the 2020
Debentures.

SECTION 113 Other Terms of 2020 Debentures.

         Without limiting the foregoing provisions of this Article One, the terms of the 2020 Debentures shall be as set forth in the form of 2020 Debentures set forth in Annex A hereto and as provided in the Indenture.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

         The amendments contained herein shall apply to 2020 Debentures only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2020 Debentures. These amendments shall be effective for so long as there remains 2020 Debentures Outstanding.

SECTION 201 Definitions.

         Section 101 of the Indenture is amended by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

         "Capital Stock" or "capital stock" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such Person's equity interest (however designated) issued by that Person.

         "Change in Control Purchase Date" has the meaning specified in Section 1110.

         "Change in Control" has the meaning specified in Section 1110.

         "Change in Control Purchase Notice" has the meaning specified in
Section 1110.


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         "Change in Control Purchase Price" has the meaning specified in Section
1110.

         "Company Notice Date" has the meaning specified in Section 1503.

         "Conversion Agent" shall be the agent specified in Section 101.

         "Conversion Date" has the meaning specified in Section 1402.

         "Conversion Rate" has the meaning specified in Section 1401.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Global Securities" has the meaning specified in Section 101.

         "Issue Date" of any 2020 Debenture means the date on which the 2020 Debenture was originally issued or deemed issued as set forth on the face of the 2020 Debenture.

         "Issue Price" of any 2020 Debenture means, in connection with the original issuance of such 2020 Debenture, the initial issue price at which the 2020 Debenture is sold as set forth on the face of the 2020 Debenture.

         "Market Price" has the meaning specified in Section 1504.

         "Ordinary Shares" means any stock of any class of the Company (including, without limitation, the Company's ordinary shares of a nominal or par value of $0.01 per share) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

         "Original Issue Discount" of any 2020 Debenture means the difference between the Issue Price and the Principal Amount of the 2020 Debenture as set forth on the face of the 2020 Debenture.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment, repurchase or redemption money or Ordinary Shares in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such

Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Securities which have been cancelled pursuant to Section 309 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

                  (iv) 2020 Debentures converted for Ordinary Shares pursuant to Article Fourteen;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Principal Amount" of a 2020 Debenture means the Principal Amount as set forth on the face of the 2020 Debenture.

         "Repurchase Date" has the meaning specified in Section 1501.

         "Repurchase Notice" has the meaning specified in Section 1501.

         "Repurchase Price" has the meaning specified in Section 1501.

         "Restated Principal Amount" has the meaning specified in Section 1601.

         "Sale Price" has the meaning specified in Section 1504.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture, including 2020 Debentures.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Tax Additional Amounts" has the meaning specified in the form of 2020 Debentures attached hereto as Annex A.


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         "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after May 24, 2000, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case, which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after May 24, 2000, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the 2020 Debentures either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case, in whole or in part, by the Company (by reason of deferral, disallowance or otherwise) for United States Federal income tax purposes if the Company were a domestic corporation for such purposes.

         "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Ordinary Shares are not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Ordinary Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Ordinary Shares are then traded.

         "2020 Debentures" means the Zero Coupon Convertible Debentures due May 2020 of the Company authorized by resolution of the Board of Directors.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

SECTION 202 Registration, Registration of Transfer and Exchange.

         The Indenture shall be amended by replacing the eighth paragraph of
Section 305 with the following paragraph:

                    The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any 2020 Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or
           (iii) to exchange


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

           or register a transfer of any 2020 Debenture or portions thereof in respect of which a Change in Control Purchase Notice or Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a 2020 Debenture in part, the portion not to be purchased).

SECTION 203 Mutilated, Destroyed, Lost and Stolen Securities.

         The Indenture shall be amended by replacing the fourth paragraph of
Section 306 with the following paragraph:

                    In case any such mutilated, destroyed, lost or stolen Security has or is about to become due and payable, or is about to be redeemed or purchased by the Company upon a Change in Control pursuant to Article Eleven or purchased by the Company on a Repurchase Date pursuant to Article Fifteen, the Company in its discretion may, instead of issuing a new Security, pay such Security.

SECTION 204 Payment of Interest; Interest Rights Preserved.

         The Indenture shall be amended by inserting the following paragraph before the final paragraph in Section 307:

                    In the event the Company exercises its option pursuant to
           Section 1601, then in the case of any 2020 Debenture or portion thereof which is surrendered for conversion after the Regular Record Date immediately preceding any Interest Payment Date and on or prior to such next succeeding Interest Payment Date (unless such 2020 Debenture or portion thereof which is being surrendered for conversion has been called for redemption on a Redemption Date within such period), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that 2020 Debenture (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date; provided, however, that such payment of interest shall be subject to the payment to the Company by the Holder of such 2020 Debenture or portion thereof surrendered for conversion (such payment to accompany such surrender) of an amount equal to the amount of such interest, in accordance with Section 1402. Except as otherwise provided in the immediately preceding sentence, in the case of any 2020 Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such 2020 Debenture shall not be payable.


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

SECTION 205 Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Section 508 of the Indenture shall be amended by replacing that section with the following:

               SECTION 508. Unconditional Right of Holders to Receive Principal,
                            Premium, Interest and Tax Additional Amounts.

                    Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on and Tax Additional Amounts, if any, with respect to such Security on the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Repurchase Price on the Repurchase Date, or in the case of a Change in Control, to receive the Change in Control Purchase Price on the Change in Control Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 206 Consolidation, Merger and Sale.

         The Indenture shall be amended by inserting "and shall have provided for conversion rights in accordance with Section 1411" at the end of Section 801(1).

SECTION 207 Supplemental Indentures Without Consent of Holders.

         Section 901 of the Indenture shall be amended by inserting the following paragraph:

                    (9) to make provision with respect to the conversion rights, if any, to Holders of 2020 Debentures pursuant to the requirements of Article Fourteen hereof.

SECTION 208 Supplemental Indenture with Consent of Holder.

         The Indenture shall be amended by inserting ", or adversely affect the right to convert any 2020 Debenture as provided in Article Fourteen, or adversely affect the right to require the Company to repurchase the 2020 Debentures as provided in Article Fifteen." at the end of Section 902(1).

SECTION 209 Maintenance of Office or Agency.

         The first paragraph of Section 1002 of the Indenture is amended by changing the first sentence thereof to read in its entirety as follows:


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

                    If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where 2020 Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 210 Redemption.

         Article Eleven shall be amended by inserting the following sections in their entirety:

         SECTION 1109   Conversion Arrangement on Call for Redemption

                    In connection with 2020 Debentures, the Company may arrange for the purchase and conversion of any 2020 Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2020 Debentures by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2020 Debentures, is not less than the Redemption Price of such 2020 Debentures. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such 2020 Debentures, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 1109 shall relieve the Company of its obligation to pay the Redemption Price on 2020 Debentures called for redemption. If such an agreement is entered into, any 2020 Debentures called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Fourteen) surrendered by such purchasers for conversion, all as of 11:00 A.M. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay


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

           to the Holders whose 2020 Debentures are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2020 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2020 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2020 Debentures between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on their part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

          SECTION 1110       Purchase of Securities at Option of the Holder Upon
                                Change in Control

                    Without limiting the generality of the first two sentences of this Article Two, Section 1110 through Section 1115 of this Article Eleven shall apply only to 2020 Debentures.

                    (a) If at any time that 2020 Debentures remain Outstanding there shall occur a Change in Control, 2020 Debentures shall be purchased by the Company at the option of the Holders thereof as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date (or, if the option under Section 1601 has been exercised, the Restated Principal Amount plus accrued and unpaid interest from the Option Exercise Date to the Change in Control Purchase Date) (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 1110.

                    A "Change in Control" shall be deemed to have occurred if any of the following occurs after the Issue Date:

                    (1) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company (but specifically excluding any right of any Person or Persons to designate directors of the Company pursuant to Article 3 of the Agreement and Plan of Merger dated July 12, 1999 among Schlumberger Limited, the Company and certain of their respective subsidiaries); or

                    (2) the Company consolidates with, or merges with or into, another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any person consolidates with, or merges with or into, the Company, or the Company completes a scheme of arrangement under Cayman Islands law with another Person, in any such event other than pursuant to a transaction in which the persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person; or

                    (3) there shall occur the liquidation or dissolution of the Company.

                    For the purpose of the definition of "Change in Control",
           (i) "person" and "group" have the meanings given such terms under
           Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on May 24, 2000, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

                    (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                           (1) the date of such Change in Control and, briefly,
                  the events causing such Change in Control;

                           (2) the date by which the Change in Control Purchase
                  Notice pursuant to this Section 1110 must be given;

                           (3) the Change in Control Purchase Date;

                           (4) the Change in Control Purchase Price;

                           (5) briefly, the conversion rights of the 2020
                  Debentures;

                           (6) the name and address of each Paying Agent and
                  Conversion Agent;

                           (7) the Conversion Rate and any adjustments thereto;

                           (8) that 2020 Debentures as to which a Change in
                  Control Purchase Notice has been given may be converted into Ordinary Shares pursuant to Article Fourteen only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (9) the procedures that the Holder must follow to
                  exercise rights under this Section 1110;

                           (10) the procedures for withdrawing a Change in
                  Control Purchase Notice, including a form of notice of withdrawal; and

                           (11) that the Holder must satisfy the requirements
                  set forth in the 2020 Debentures in order to convert the Securities.

                    If any of the 2020 Debentures is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                    (c) A Holder may exercise its rights specified in subsection
           (a) of this Section 1110 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Security and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying

           Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

                    The delivery of such 2020 Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

                    The Company shall purchase from the Holder thereof, pursuant to this Section 1110, a portion of a 2020 Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2020 Debenture pursuant to Sections 1110 through 1115 also apply to the purchase of such portion of such 2020 Debenture.

                    Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a Principal Amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1111.

                    A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                    Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such 2020 Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

          SECTION 1111    Effect of Change in Control Purchase Notice

                    Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 1110(c), the Holder of the 2020 Debenture in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such 2020 Debenture. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such 2020 Debenture (provided the conditions in Section 1110(c) have been satisfied) and (b) the time of delivery of such 2020 Debenture to a

           Paying Agent by the Holder thereof in the manner required by Section 1110(c). 2020 Debentures in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into Ordinary Shares on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

                    A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

          SECTION 1112   Deposit of Change in Control Purchase Price

                    On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the 2020 Debentures or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 1112 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

                    If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any 2020 Debenture for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such 2020 Debenture will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the Principal Amount of 2020 Debentures purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

          SECTION 1113   Securities Purchased In Part

                    Any 2020 Debenture that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2020 Debenture, without service charge, a new 2020 Debenture or 2020 Debentures, of such authorized denomination or denominations as may be requested by such Holder, in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2020 Debenture so surrendered that is not purchased.

          SECTION 1114   Compliance With Securities Laws Upon Purchase of
                         Securities

                    In connection with any offer to purchase or purchase of 2020 Debentures under Section 1110, the Company shall (a) comply with Rule 13e-4 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections 1110 through 1115 to be exercised in the time and in the manner specified therein.

          SECTION 1115   Repayment to the Company

                    To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1112 exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the 2020 Debentures or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.

SECTION 211 Conversion, Tax Event, Repurchase.

         The Indenture is amended by adding the following Articles Fourteen, Fifteen and Sixteen to the Indenture:

                                ARTICLE FOURTEEN

                                   CONVERSION

          SECTION 1401   Conversion Privilege

                    2020 Debentures shall be convertible in accordance with their terms and in accordance with this Article.

                    A Holder of a 2020 Debenture may convert the Principal Amount of such 2020 Debenture (or any portion thereof equal to a Principal Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into Ordinary Shares at any time prior to the close of business on the date specified in the 2020 Debentures, at the Conversion Rate then in effect. In case a 2020 Debenture or portion thereof is called for redemption pursuant to Article Eleven, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date for such 2020 Debenture or such earlier date as the Holder presents such 2020 Debenture for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such 2020 Debenture is redeemed). The number of Ordinary Shares issuable upon conversion of a 2020 Debenture per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth under "Conversion" in the 2020 Debentures, subject to adjustment as herein set forth. Provisions of this Indenture that apply to conversion of all of a 2020 Debenture also apply to conversion of a portion of a 2020 Debenture.

                    A 2020 Debenture in respect of which a Holder has delivered a Repurchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such 2020 Debenture, may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Indenture. A Holder of 2020 Debentures is not entitled to any rights of a holder of Ordinary Shares until such Holder has converted its 2020 Debentures to Ordinary Shares, and only to the extent such 2020 Debentures are deemed to have been converted into Ordinary Shares pursuant to this Article Fourteen.

          SECTION 1402   Conversion Procedure

                    To convert a 2020 Debenture, a Holder must (a) complete and manually sign the conversion notice on the back of the 2020 Debenture and deliver such notice to a Conversion Agent, (b) surrender the 2020 Debenture to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole Ordinary Shares issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 1403. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such 2020 Debentures may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. The Person in whose name the Ordinary Shares certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a 2020 Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Ordinary Shares upon such conversion as the record holder or holders of such Ordinary Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Ordinary Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the date that such 2020 Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a 2020 Debenture, such Person shall no longer be a Holder of such 2020 Debenture.

                    No payment or adjustment will be made for dividends on, or other distributions with respect to, any Ordinary Shares except as provided in this Article Fourteen. On conversion of a 2020 Debenture, that portion of accrued Original Issue Discount (and interest, if the Company has exercised its option provided for in Section 1601) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option provided for in
           Section 1601, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the 2020 Debenture through the Conversion Date with respect to the converted 2020 Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Ordinary Shares (together with the cash payment, if any, in lieu of fractional shares) in exchange for the 2020 Debenture being converted pursuant to the provisions hereof; and the fair market value of such Ordinary Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and interest, if the Company has exercised its option provided for in Section 1601) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Ordinary Shares (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the 2020 Debenture being converted pursuant to the provisions hereof.

                    If a Holder converts more than one 2020 Debenture at the same time, the number of Ordinary Shares issuable upon the conversion shall be based on the aggregate Principal Amount of 2020 Debentures converted.

                    Upon surrender of a 2020 Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2020 Debenture equal in Principal Amount to the Principal Amount of the unconverted portion of the 2020 Debenture surrendered.

                    Where the Company has exercised its option under Section 1601, 2020 Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (unless such 2020 Debentures or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of 2020 Debentures or portions thereof being surrendered for conversion.

          SECTION 1403   Fractional Shares

                    The Company will not issue fractional Ordinary Shares upon conversion of 2020 Debentures. In lieu thereof, the Company will pay an amount in cash based upon the closing price of the Ordinary Shares on the Trading Day immediately prior to the Conversion Date.

          SECTION 1404   Taxes on Conversion

                    If a Holder converts a 2020 Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Ordinary Shares upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Ordinary Shares being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

          SECTION 1405   Company to Provide Ordinary Shares

                    The Company shall, prior to issuance of any 2020 Debentures under this Article Fourteen, and from time to time as may be necessary, reserve, out of its authorized but unissued Ordinary Shares, a sufficient number of Ordinary Shares to permit the conversion of all 2020 Debentures Outstanding into Ordinary Shares. All Ordinary Shares delivered upon conversion of the 2020 Debentures shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                    The Company will endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of Ordinary Shares to a converting Holder upon conversion of 2020 Debentures, if any, and will list or cause to have quoted such Ordinary Shares on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Ordinary Shares are then listed or quoted.

          SECTION 1406   Adjustment of Conversion Rate

                    The Conversion Rate shall be adjusted from time to time by the Company as follows:

                    (a) In case the Company shall (i) pay a dividend on its Ordinary Shares in Ordinary Shares, (ii) make a distribution on its Ordinary Shares in Ordinary Shares, (iii) subdivide its outstanding Ordinary Shares into a greater number of shares, or (iv) combine its outstanding Ordinary Shares into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any 2020 Debenture thereafter surrendered for conversion shall be entitled to receive that number of Ordinary Shares which it would have owned had such 2020 Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                    (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Ordinary Shares entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase Ordinary Shares (or securities convertible into Ordinary Shares) at a price per share (or having a conversion price per share) less than the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section

           1406) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of Ordinary Shares outstanding on such record date plus the number of additional Ordinary Shares offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of Ordinary Shares outstanding on such record date plus the number of shares which the aggregate offering price of the total number of Ordinary Shares so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of Ordinary Shares issuable upon conversion of such convertible securities by the conversion price per Ordinary Share pursuant to the terms of such convertible securities) would purchase at the current market price per share (as determined in accordance with subsection (e) of this Section 1406) of Ordinary Shares on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional Ordinary Shares actually issued (or the number of Ordinary Shares issuable upon conversion of convertible securities actually issued).

                    (c) In case the Company shall distribute to all or substantially all holders of its Ordinary Shares any shares of capital stock (other than dividends or distributions of Ordinary Shares on Ordinary Shares to which Section 1406(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding all-cash distributions or any rights or warrants referred to in 1406(b)), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 1406) of the Ordinary Shares on the record date mentioned below, and of which the denominator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 1406) of the Ordinary Shares on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the record date). Such adjustment
           shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                    In the event that the Company implements a shareholder rights plan, such rights plan shall provide, subject to customary exceptions and limitations, that upon conversion of the Securities the Holders will receive, in addition to the Ordinary Shares issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Ordinary Shares at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 1406(c).

                    Rights or warrants distributed by the Company to all holders of Ordinary Shares entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 1406(c) (and no adjustment to the Conversion Rate under this Section 1406(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 1406(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Ordinary Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Ordinary Shares as of the date of such redemption or repurchase, and
           (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

                    (d) (1) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Ordinary Shares all-cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Ordinary Shares consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made and (B) all other cash distributions to all or substantially all holders of its Ordinary Shares made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made, exceeds an amount equal to 12.5% of the product of the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of Ordinary Shares outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction of which the numerator shall be such current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the Determination Date, and the denominator shall be the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one Ordinary Share (determined on the basis of the number of Ordinary Shares outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                    (2) In case any tender offer made by the Company or any of its Subsidiaries for Ordinary Shares shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of

           Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Ordinary Shares consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made and (B) all cash distributions to all or substantially all holders of its Ordinary Shares made within the 12 months preceding the Expiration Date and in respect of which no Conversion Rate adjustment pursuant to this Section 1406 has been made, exceeds an amount equal to 12.5% of the product of the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of Ordinary Shares outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Ordinary Shares outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the Trading Day next succeeding the Expiration Date, and the denominator shall be the product of the number of Ordinary Shares outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per Ordinary Share (as determined in accordance with subsection (e) of this Section 1406) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 1406(d)(2) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 1406(d)(2).

                    (3) For purposes of this Section 1406(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                    (e) For the purpose of any computation under subsections
           (b), (c) and (d) of this Section 1406, the current market price per Ordinary Share on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) of this Section 1406 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this
           Section 1406. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or, if the Ordinary Shares are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Ordinary Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the last reported sales price of the Ordinary Shares as quoted on NASDAQ (the term "NASDAQ" shall include, without limitation, the Nasdaq National Market) or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Ordinary Shares are not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of an Ordinary Share as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

                    (f) In any case in which this Section 1406 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 1406, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 1409) issuing to the Holder of any 2020 Debenture converted after such record date or Determination Date or Expiration Date the Ordinary Shares and other capital stock of the Company issuable upon such conversion over and above the Ordinary Shares and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

          SECTION 1407   No Adjustment

                    No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 1407 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fourteen shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

                    No adjustment need be made for issuances of Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Ordinary Shares.

                    To the extent that the 2020 Debentures become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          SECTION 1408   Adjustment for Tax Purposes

                    The Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by Section 1406, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

          SECTION 1409   Notice of Adjustment

                    Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate specifying the adjusted Conversion Rate, and briefly stating the facts requiring the adjustment and the manner of computing it.

          SECTION 1410   Notice of Certain Transactions

                    In the event that:

                    (1) the Company takes any action which would require an adjustment in the Conversion Rate,

                    (2) the Company takes any action that requires a supplemental indenture pursuant to Section 1411, or

                    (3) there is a dissolution or liquidation of the Company,

           the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 1410.

          SECTION 1411    Effect of Reclassification, Consolidation, Merger or
                                 Sale on Conversion Privilege

                    If any of the following shall occur, namely: (a) any reclassification or change of Ordinary Shares issuable upon conversion of the 2020 Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation or merger in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, Outstanding Ordinary Shares; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall (if consideration is receivable by Holders of the Ordinary Shares in such consolidation, merger, sale or conveyance), as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2020 Debenture then Outstanding shall have the right to convert such 2020 Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of Ordinary Shares deliverable upon conversion of such 2020 Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article Fourteen. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Ordinary Shares include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the 2020 Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 1411 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                    In the event the Company shall execute a supplemental indenture pursuant to this Section 1411, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2020 Debentures upon the conversion of their 2020 Debentures after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

          SECTION 1412   Trustee's Disclaimer

                    The Trustee shall have no duty to determine when an adjustment under this Article Fourteen should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
           Section 1409. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2020 Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article Fourteen.

                    The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 1411, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 1411.

          SECTION 1413   Voluntary Increase

                    The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the increase is irrevocable during the period.

                                 ARTICLE FIFTEEN

                REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER

          SECTION 1501   General

                    The Company may be required to repurchase 2020 Debentures in accordance with their terms and in accordance with this Article.

                    2020 Debentures shall be purchased by the Company under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2020 Debentures on May 24, 2003, May 24, 2008 and May 24, 2013 (each, a "Repurchase Date"), at the repurchase price specified therein (each, a "Repurchase Price"), at the option of the Holder thereof, upon:

                    (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Repurchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:

                           (A) the certificate number of the 2020 Debenture
                  which the Holder will deliver to be repurchased,

                           (B) the portion of the Principal Amount of the 2020
                  Debenture which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

                           (C) that such 2020 Debenture shall be purchased as of
                  the Repurchase Date pursuant to the terms and conditions specified under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2020 Debentures and in this Indenture,

                           (D) in the event that the Company elects, pursuant to
                  Section 1502 hereof, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Ordinary Shares but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Ordinary Shares is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 1503 hereof, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the 2020 Debentures to which such Repurchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the 2020 Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Repurchase Price for all 2020 Debentures (or portions thereof) to which such Repurchase Price relates, and

                    (2) delivery of such 2020 Debenture to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Article Fifteen only if the 2020 Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

                    If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 1509 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1501(1), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all 2020 Debentures subject to the Repurchase Notice in the circumstances set forth in such clause
           (D).

                    The Company shall purchase from the Holder thereof, pursuant to this Article Fifteen, a portion of a 2020 Debenture if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2020 Debenture also apply to the purchase of such portion of such 2020 Debenture.

                    Any purchase by the Company contemplated pursuant to the provisions of this Article Fifteen shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

                    Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 1501 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1509.

                    The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

          SECTION 1502    The Company's Right to Elect Manner of Payment of
                                Repurchase Price

                    (a) The Repurchase Price of 2020 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 has been given, or a specified percentage thereof, will be paid by the Company, at the election of the Company, with cash or Ordinary Shares or in any combination of cash and Ordinary Shares, subject to the conditions set forth in Section 1502 and 1503 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 1505 hereof, whether the Company will purchase the 2020 Debentures for cash or Ordinary Shares, or, if a combination thereof, the percentages of the Repurchase Price of 2020 Debentures in respect of which it will pay in cash and Ordinary Shares; provided that the Company will pay cash for fractional interests in Ordinary Shares. For purposes of determining the existence of potential fractional interests, all 2020 Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose 2020 Debentures are purchased pursuant to this Article Fifteen shall receive the same percentage of cash or Ordinary Shares in payment of the Repurchase Price for such 2020 Debentures, except (i) as provided in Section 1504 with regard to the payment of cash in lieu of fractional Ordinary Shares and (ii) in the event that the Company is unable to purchase the 2020 Debentures of a Holder or Holders for Ordinary Shares because any necessary qualifications or registrations of the Ordinary Shares under applicable state securities laws cannot be obtained, the Company may purchase the 2020 Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 1502 or pursuant to
           Section 1504 in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Ordinary Shares.

                    At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                    (i) the manner of payment selected by the Company,

                    (ii) the information required by Section 1505,

                    (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Ordinary Shares, that the conditions to such manner of payment set forth in Section 1504 have been or will be complied with, and

                    (iv) whether the Company desires the Trustee to give the Company Notice required by Section 1505.

          SECTION 1503   Purchase with Cash

                     On each Repurchase Date, at the option of the Company, the Repurchase Price of 2020 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such 2020 Debentures. If the Company elects to purchase 2020 Debentures with cash, the Company Notice, as provided in Section 1505, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

          SECTION 1504   Payment by Issuance of Ordinary Shares

                    On each Repurchase Date, at the option of the Company, the Repurchase Price of 2020 Debentures in respect of which a Repurchase Notice pursuant to Section 1501 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of Ordinary Shares equal to the quotient obtained by dividing
           (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such 2020 Debentures in cash by (ii) the Market Price of an Ordinary Share, subject to the next succeeding paragraph.

                    The Company will not issue a fractional Ordinary Share in payment of the Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of an Ordinary Share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one 2020

           Debenture repurchased, the number of Ordinary Shares shall be based on the aggregate amount of 2020 Debentures to be repurchased.

                    If the Company elects to purchase the 2020 Debentures by the issuance of Ordinary Shares, the Company Notice, as provided in
           Section 1505, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                    The Company's right to exercise its election to purchase the 2020 Debentures pursuant to this Article Fifteen through the issuance of Ordinary Shares shall be conditioned upon:

                    (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the 2020 Debentures with Ordinary Shares as provided herein;

                    (ii) the registration of the Ordinary Shares to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

                    (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                    (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Ordinary Shares are in conformity with this Indenture and (B) the Ordinary Shares to be issued by the Company in payment of the Repurchase Price in respect of 2020 Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of the 2020 Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                    Such Officers' Certificate shall also set forth the number of Ordinary Shares to be issued for each $1,000 Principal Amount at Maturity of 2020 Debentures and the Sale Price of an Ordinary Share on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable

           Repurchase Date. The Company may pay the Repurchase Price (or any portion thereof) in Ordinary Shares only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the 2020 Debentures pursuant to this Article Fifteen through the issuance of Ordinary Shares, the Company shall pay, without further notice, the entire Repurchase Price of the 2020 Debentures of such Holder or Holders in cash.

                    The "Market Price" means the average of the Sale Prices of the Ordinary Shares for the five trading day period ending on (if the third Business Day prior to the applicable Repurchase Date is a trading day, or if not, then on the last trading day prior to), the third Business Day prior to the applicable Repurchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Repurchase Date, of any event described in Section 1406; subject, however, to the conditions set forth in Sections 1406(f) and 1407.

                    The "Sale Price" of the Ordinary Shares on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Ordinary Shares are traded or, if the Ordinary Shares are not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or its successors.

          SECTION 1505   Notice of Election

                    The Company's notice of election to repurchase with cash or Ordinary Shares or any combination thereof shall be sent to the Holders in the manner provided in Section 106 at the time specified in Section 1503 or 1504, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

                    In the event the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Ordinary Shares, the Company Notice shall:

                    (1) state that each Holder will receive Ordinary Shares with a Market Price equal to such specified percentage of the Repurchase Price of the 2020 Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                    (2) set forth the method of calculating the Market Price of the Ordinary Shares; and

                    (3) state that because the Market Price of Ordinary Shares will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Ordinary Shares to be received from the date such Market Price is determined to the Repurchase Date.

                    In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                    (A) the Repurchase Price and the Conversion Rate;

                    (B) the name and address of the Paying Agent and the Conversion Agent;

                    (C) that 2020 Debentures as to which a Repurchase Notice has been given may be converted pursuant to Article Fourteen hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                    (D) that 2020 Debentures must be surrendered to the Paying Agent to collect payment;

                    (E) that the Repurchase Price for any 2020 Debenture as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such 2020 Debenture as described in (D);

                    (F) the procedures the Holder must follow to exercise repurchase rights under this Article Fifteen and a brief description of those rights;

                    (G) briefly, the conversion rights of the 2020 Debentures;
           and

                    (H) the procedures for withdrawing a Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 1501 or 1509).

                    At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                    Upon determination of the actual number of Ordinary Shares to be issued for each $1,000 Principal Amount at Maturity of 2020 Debentures, the Company will publish such determination at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

          SECTION 1506   Covenants of the Company

                    All Ordinary Shares delivered upon purchase of the 2020 Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its reasonable efforts to list or cause to have quoted any Ordinary Shares to be issued to purchase 2020 Debentures on the principal national securities exchange or over-the-counter or other domestic market on which the Ordinary Shares are then listed or quoted.

          SECTION 1507   Procedure upon Repurchase

                    The Company shall deposit cash (in respect of a cash purchase under Section 1503 or for fractional Ordinary Shares, as applicable) or Ordinary Shares, or a combination thereof, as applicable, at the time and in the manner as provided in Section 1510, sufficient to pay the aggregate Repurchase Price of all 2020 Debentures to be purchased on the applicable Repurchase Date pursuant to this Article Fifteen.

                    As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Ordinary Shares through the Paying Agent, a certificate for the number of full shares of Ordinary Shares issuable in payment of the Repurchase Price and cash in lieu of any fractional Ordinary Shares. The Person in whose name the certificate for Ordinary Shares is registered shall be treated as a holder of record of Ordinary Shares on the Business Day following the Repurchase Date. Subject to Section 1504, no payment or adjustment will be made for dividends on the Ordinary Shares the record date for which occurred on or prior to the Repurchase Date.

          SECTION 1508   Taxes

                    If a Holder of a 2020 Debenture is paid in Ordinary Shares, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Ordinary Shares. However, the Holder shall pay any such tax which is due because the Holder requests the Ordinary Shares to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Ordinary Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations, subject to the payment by the Company of any Tax Additional Amounts required by the terms of each 2020 Debenture.

          SECTION 1509   Effect of Repurchase Notice

                    Upon receipt by the Paying Agent of the Repurchase Notice, the Holder of the 2020 Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such 2020 Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Ordinary Shares by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2020 Debenture (provided the conditions in Section 1501 have been satisfied) and (y) the time of delivery of such 2020 Debenture to the Paying Agent by the Holder thereof in the manner required by Section 1501. 2020 Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Fourteen hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

                    A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date specifying:

                    (1) the certificate number of the 2020 Debenture in respect of which such notice of withdrawal is being submitted;

                    (2) the Principal Amount of the 2020 Debenture with respect to which such notice of withdrawal is being submitted; and

                    (3) the Principal Amount, if any, of such 2020 Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

                    A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of Section 1501(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 1501(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                    There shall be no purchase of any 2020 Debentures pursuant to this Article Fifteen (other than through the issuance of Ordinary Shares in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2020 Debentures, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2020 Debentures). The Paying Agent will promptly return to the respective Holders thereof any 2020 Debentures (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2020 Debentures) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

          SECTION 1510   Deposit of Repurchase Price

                    Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) and/or Ordinary Shares, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the 2020 Debentures or portions thereof which are to be purchased as of the Repurchase Date.

          SECTION 1511   Securities Repurchased in Part

                    Any 2020 Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2020 Debenture, without service charge, a new 2020 Debenture or 2020 Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2020 Debenture so surrendered which is not purchased.

          SECTION 1512   Comply with Securities Laws Upon Purchase of Securities

                    In connection with any offer to purchase or purchase of 2020 Debentures under this Article Fifteen (provided that such offer or purchase constitutes an

           "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Article Fifteen to be exercised in the time and in the manner specified in this Article Fifteen.

          SECTION 1513   Repayment to the Company

                    The Trustee and the Paying Agent shall return to the Company any cash or Ordinary Shares that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or Ordinary Shares deposited by the Company pursuant to Section 1510 exceeds the aggregate Repurchase Price of the 2020 Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. After that, Holders entitled to money must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

          SECTION 1514    onversion Arrangement on Repurchase

                  Any Securities required to be repurchased under this Article Fifteen, unless surrendered for conversion before the close of business on the Repurchase Date, may be deemed to be purchased from the Holders of such Securities for an amount in cash not less than the Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Ordinary Shares of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

                                 ARTICLE SIXTEEN

                          SPECIAL TAX EVENT CONVERSION

         SECTION 1601    Optional Conversion to Interest-Bearing Securities
                               Upon Tax Event

                    From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later
           (the "Option Exercise Date"), at the option of the Company with respect to its

           2020 Debentures only, interest in lieu of future Original Issue Discount shall accrue at the rate of 2.75% per annum on a restated principal amount per $1,000 original Principal Amount (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semiannually on each Interest Payment Date to holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30- day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall mail a written notice of the Option Exercise Date by first-class mail to the Trustee and Holders of the 2020 Debentures. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any 2020 Debenture. 2020 Debentures authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the 2020 Debentures to interest-bearing 2020 Debentures.

          SECTION 212    Amendment to Events of Default.

                  (a) Clause (1) of Section 501 of the Indenture is amended to read in its entirety as follows:

                    (1) default in the payment of any interest after the conversion of the 2020 Debentures to interest-bearing 2020 Debentures pursuant to Section 1601 or of any Tax Additional Amounts upon any 2020 Debentures when such interest or Tax Additional Amounts become due and payable and continuance of such default for a period of 30 days;

                  (b) Clause (2) of Section 501 of the Indenture is amended to read in its entirety as follows:

                    (2) default in the payment of the Principal Amount at Maturity (or, if the 2020 Debentures have been converted to interest-bearing 2020 Debentures pursuant to Section 1601, the Restated Principal Amount), the Redemption Price, the Repurchase Price or the Change in Control Purchase Price when the same becomes due and payable at its Stated Maturity upon redemption, upon declaration of acceleration, when due for repurchase by the Company or otherwise;

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

SECTION 301  Integral Part.

         This Third Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 302  General Definitions.

         For all purposes of this Third Supplemental Indenture:

                  (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

                  (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Third Supplemental Indenture.

SECTION 303   Adoption, Ratification and Confirmation.

         The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 304   Counterparts.

         This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 305   Governing Law.

         THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.

                                                  TRANSOCEAN SEDCO FOREX INC.






                                                  By:
                                                     ---------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------


                                                  CHASE BANK OF TEXAS, NATIONAL
                                                  ASSOCIATION



                                                  By:
                                                     ---------------------------
                                                     Name:
                                                           ---------------------
                                                     Title:
                                                           ---------------------

STATE OF TEXAS )

COUNTY OF HARRIS )

         On the 24th day of May, 2000, before me personally came______________, to me known, who, being by me duly sworn, did depose and say that he is ____________________ of TRANSOCEAN SEDCO FOREX INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board Directors of said corporation, and that he signed his name thereto by like authority.



                                   ---------------------------------------------
                                                      Notary

STATE OF TEXAS )

COUNTY OF HARRIS )

         On the 24th day of May, 2000, before me personally came______________, to me known, who, being by me duly sworn, did depose and say that such person is a _____________________ of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board Directors of said corporation, and that such person signed his name thereto by like authority.



                                   ---------------------------------------------
                                                      Notary

                                                                         ANNEX A

                                 GLOBAL SECURITY


                   FORM OF ZERO COUPON CONVERTIBLE DEBENTURES
                                  DUE MAY 2020

                           TRANSOCEAN SEDCO FOREX INC.

Issue Date: May 24, 2000                                  Maturity: May 24, 2020

Principal Amount: $                                           CUSIP: 893830 AA 7

Original Issue Discount: $420.88                            Issue Price: $579.12
(per $1,000 Principal Amount)                      (per $1,000 Principal Amount)

Registered: No. R-

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         Transocean Sedco Forex Inc., a Cayman Islands exempted company limited by shares (herein called the "Company", which term includes any successor corporation under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ($_________) on May 24, 2020. The principal of this Security shall not bear interest, except in the case of default in payment of principal upon acceleration, redemption or maturity or as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Payment of the principal of and interest, if any, and Tax Additional Amounts, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, and Tax Additional Amounts, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                    TRANSOCEAN SEDCO FOREX INC.


                                                    By:
                                                        ------------------------
                                                        Name:
                                                        Title:






---------------------------------------
Corporate Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                CHASE BANK OF TEXAS, NATIONAL
                                                ASSOCIATION, as Trustee



                                                --------------------------------
                                                Authorized Signature

                       [FORM OF REVERSE SIDE OF SECURITY]

                           TRANSOCEAN SEDCO FOREX INC.

                 ZERO COUPON CONVERTIBLE DEBENTURE DUE MAY 2020

   This Security is one of a duly authorized issue of senior securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 15, 1997, as amended by the Third Supplemental Indenture thereto, dated as of May 24, 2000 (as so amended, herein called the "Indenture"), between the Company and Chase Bank Texas, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount at maturity to $865,000,000.

INTEREST

   This Security shall not bear interest, except as specified in this paragraph or as described under "Tax Event". If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption", upon the date set for payment of the Change in Control Purchase Price pursuant to "Purchase of Securities at Option of Holder Upon a Change in Control", upon the date set for payment of the Repurchase Price under "Repurchase by the Company at the Option of the Holder" or upon the Stated Maturity of this Security) or if interest due hereon, if any, (or any portion of such interest) is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.75% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 2.75% per annum, on a semiannual bond equivalent basis using a 360- day year composed of twelve 30-day months, from the Issue Date of this Security.

METHOD OF PAYMENT

   Payments in respect of principal of and interest, if any, on the Securities shall be made by the Company in immediately available funds.

OPTIONAL REDEMPTION

   No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Price set forth below, after May 24, 2003.

   The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the immediately preceding date in the table.

                                                                                                       (3)
                                                        (1)                      (2)               REDEMPTION
                                                   DEBENTURE ISSUE        ACCRUED ORIGINAL           PRICE
               REDEMPTION DATE                         PRICE               ISSUE DISCOUNT            (1)+(2)
-----------------------------------------------    ----------------     --------------------    -------------------------
May 24, 2003 ..................................    $    579.12            $     49.45           $     628.57
May 24, 2004 ..................................         579.12                  66.85                 645.97
May 24, 2005 ..................................         579.12                  84.74                 663.86
May 24, 2006 ..................................         579.12                 103.12                 682.24
May 24, 2007 ..................................         579.12                 122.01                 701.13
May 24, 2008 ..................................         579.12                 141.43                 720.55
May 24, 2009 ..................................         579.12                 161.38                 740.50
May 24, 2010 ..................................         579.12                 181.88                 761.00
May 24, 2011 ..................................         579.12                 202.95                 782.07
May 24, 2012 ..................................         579.12                 224.61                 803.73
May 24, 2013 ..................................         579.12                 246.86                 825.98
May 24, 2014 ..................................         579.12                 269.73                 848.85
May 24, 2015 ..................................         579.12                 293.24                 872.36
May 24, 2016 ..................................         579.12                 317.39                 896.51
May 24, 2017 ..................................         579.12                 342.21                 921.33
May 24, 2018 ..................................         579.12                 367.72                 946.84
May 24, 2019 ..................................         579.12                 393.94                 973.06
At stated maturity ............................         579.12                 420.88               1,000.00

         If converted to an interest-bearing debenture following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Security be redeemable before May 24, 2003.

         If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed (i) by lot; (ii) pro rata or
(iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, Original Issue Discount (or interest, if the Security is converted to an interest-bearing debenture) ceases to accrue on Securities or portions thereof called for redemption.

PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

         If prior to a Change in Control Purchase Date this Security has been converted to an interest- bearing debenture following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

CONVERSION

         A Holder of a Security may convert the Security into Ordinary Shares at any time until the close of business on the Business Day prior to the Stated Maturity; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 8.1566 Ordinary Shares per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional Ordinary Share.

         In the event the Company exercises its option pursuant to Section 1601 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of Ordinary Shares such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities or portions of Securities to be redeemed on a Redemption Date occurring during the period from the close of business on a Regular Record Date and ending on the opening of business on the first Business Day after the next Interest Payment Date, or if this Interest Payment Date is not a Business Day, the second Business Day after the Interest Payment Date) must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

         A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Ordinary Shares except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (and interest if the Security is converted to an interest-bearing debenture) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option referred to in "Tax Event", the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Ordinary Shares (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such Ordinary Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and interest, if the Company has exercised its option provided for in "Tax Event") accrued through the Conversion Date, and the balance, if any, of such fair market value of such Ordinary Shares (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

         No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price of the Ordinary Shares on the Trading Day immediately prior to the Conversion Date.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Repurchase Dates and at the following Repurchase Prices per $1,000 Principal Amount, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

               REPURCHASE DATE      REPURCHASE PRICE
              -----------------    ------------------
              May 24, 2003 ......     $   628.57
              May 24, 2008 ......     $   720.55
              May 24, 2013 ......     $   825.98

         The Repurchase Price (equal to the Issue Price plus accrued Original Issue Discount through the Repurchase Date) may be paid, at the option of the Company, in cash or by the issuance of Ordinary Shares at the Conversion Rate, or in any combination thereof.

         If prior to a Repurchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Repurchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Repurchase Date.

         Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, Original Issue Discount ceases to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

TAX EVENT

         From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 2.75% per annum on a Principal Amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on May 24 and November 24, of each year (each an "Interest Payment Date") to holders of record at the close of business on May 10 or November 10 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

         Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

         Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 307 of the Indenture.

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Ordinary Shares of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

TAX ADDITIONAL AMOUNTS

         The Company agrees that any amounts to be paid by the Company hereunder with respect to any Security shall be paid without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges whatsoever imposed by or for the account of the Cayman Islands or any political subdivision or taxing authority thereof or therein, or if deduction or withholding of any such taxes, levies, imposts or charges shall at any time be required by the Cayman Islands or any such subdivision or authority thereof or therein, the Company will (subject to compliance by the Holder of such Security with any relevant administrative requirements) pay such additional amounts ("Tax Additional Amounts") in respect of principal amount, premiums (if any), Redemption Price, and interest (if any), in accordance with the terms of the Securities and the Indenture, as the case may be in order that the amounts received by the Holder of the Security, after such deduction or withholding, shall equal the respective amounts of principal amount, premium (if any), Redemption Price, and interest (if any), in accordance with the terms of the Securities and the Indenture, as specified in such Securities to which such Holder is entitled; provided, however, that the foregoing shall not apply to:

                  (1) any such tax, levy, impost or charge which would not be payable or due but for the fact that (A) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Cayman Islands or such political subdivision or otherwise having some present or former connection with the Cayman Islands other than the holding or ownership of such Security or the collection of principal amount, premium (if any), Redemption Price, and interest (if any), in accordance with the terms of the Security and this Indenture, or the enforcement of such Security or (B) where presentation is required, such Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

                  (2) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

                  (3) any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, premium (if any), Redemption Price, and interest (if any);

                  (4) any tax, levy, impost or charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of such Security, if such compliance is required by statute or by regulation as a precondition to relief or exemption from such tax, levy, impost or charge; or

                  (5) any combination of (1) through (4).

nor shall any Tax Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Tax Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

TRANSFER

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

SUCCESSOR CORPORATION

         When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

         If an Event of Default with respect to Securities of this series shall occur and be continuing, all unpaid Issue Price plus accrued Original Issue Discount through the acceleration date (or, if the Security has been converted to an interest bearing debenture, the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the acceleration date) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

NO RECOURSE AGAINST OTHERS

         No recourse shall be had for the payment of the principal of or the interest, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or directory, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

AUTHENTICATION

         This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

                                CONVERSION NOTICE

         To convert this Security into Ordinary Shares of the Company, check the box: [ ]

         To convert only part of this Security, state the Principal Amount to be converted (must be $1,000 or a multiple of $1,000): $______________.

         If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
                (Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

Your Signature:                                          Date:
                ----------------------------------------       -----------------
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:
                         -------------------------------------------------------


By:
   ------------------------------------------




------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                 OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN
                                     CONTROL

         If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 1110 of the Indenture, check the following box: [ ]

         If you want to have only part of this Security purchased by the Company pursuant to Section 1110 of the Indenture, state the Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000): $________________


Your Signature:                                        Date:
                --------------------------------------       -------------------
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:
                          ------------------------------------------------------

By:
    --------------------------------------




-------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.